SOS STAFFING SERVICES, INC.




                   AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT




                           DATED AS OF APRIL 15, 2002










            $5,000,000 SENIOR NOTES, SERIES A, DUE SEPTEMBER 1, 2003 $30,000,000 SENIOR NOTES, SERIES B, DUE SEPTEMBER 1, 2008

                           SOS STAFFING SERVICES, INC.

            $5,000,000 SENIOR NOTES, SERIES A, DUE SEPTEMBER 1, 2003 $30,000,000 SENIOR NOTES, SERIES B, DUE SEPTEMBER 1, 2008

                   AMENDMENT NO. 3 TO NOTE PURCHASE AGREEMENT


As of April 15, 2002

TO EACH OF THE HOLDERS OF THE EXISTING NOTES
LISTED ON THE SIGNATURE PAGES ATTACHED HERETO:

Ladies and Gentlemen:

          SOS STAFFING SERVICES, INC., a Utah corporation (together with its successors and assigns, the "Company"), agrees with the holders of the Existing Notes (collectively, together with their successors and assigns, the "HOLDERS") as follows:

1.       PRIOR ISSUANCE OF NOTES.

          The Company has entered into those certain Note Purchase Agreements, each dated as of September 1, 1998 (collectively, as amended by that certain Amendment to Note Purchase Agreement, dated as of January 11, 2001, as further amended by that certain Amendment No. 2 to Note Purchase Agreement, dated as of July 30, 2001, as further amended by that certain letter agreement, dated as of November 13, 2001 and as in effect immediately prior to giving effect to the amendments provided for by this Amendment No. 3, the "EXISTING NOTE AGREEMENT" and, as amended pursuant to this Amendment No. 3 and as may be further amended, restated or otherwise modified from time to time, the "AMENDED NOTE AGREEMENT") whereby $5,000,000 aggregate principal amount of Senior Notes, Series A, due September 1, 2003 and $30,000,000 aggregate principal amount of Senior Notes, Series B, due September 1, 2008 (such Notes as in effect immediately prior to giving effect to the amendments provided for by this Amendment No. 3, the "EXISTING NOTES") of the Company have been issued to Holders and are currently outstanding. The Existing Notes, as amended pursuant to this Amendment No. 3 and as may be further amended, restated or otherwise modified from time to time are referred to herein as the "Notes."

2. DEFINED TERMS.

          Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Existing Note Agreement.

3. REQUEST FOR CONSENT TO AMENDMENTS; WAIVERS.

          3.1. AMENDMENTS AND WAIVERS.

          The Company requests that the Holders consent to the Amendments and Waivers (as such terms are hereinafter defined) to the Existing Note Agreement and the Existing Notes as provided herein.

          3.2. WAIVERS.

          Effective as of April 15, 2002 (but subject to the occurrence of the Amendment No. 3 Effective Date (as hereinafter defined)), the Holders hereby waive any Event of Default caused by the Company's noncompliance with the following Sections of the Existing Note Agreement:

               (i) Section 10.4 ("Limitation on Total Indebtedness") of the Existing Note Agreement for the fiscal quarters of the Company ended December 30, 2001 and March 31, 2002,

               (ii) Section 10.8 ("Fixed Charge Coverage Ratio") of the Existing Note Agreement for the fiscal quarters of the Company ended December 30, 2001 and March 31, 2002,

               (iii) Section 10.11 ("Minimum EBITDA") of the Existing Note Agreement for the fiscal quarters of the Company ended December 30, 2001 and March 31, 2002, and

               (iv) Section 10.12 ("Interest Coverage Ratio") of the Existing Note Agreement for the fiscal quarters of the Company ended December 30, 2001 and March 31, 2002.

 The waivers provided for in the foregoing sentence are referred to herein as the "WAIVERS." The Company acknowledges and agrees that the Waivers are given on a one time basis and that nothing contained herein shall in any manner or to any extent constitute any agreement of the Holders: (a) to waive any other Default or Event of Default existing at the date hereof, whether or not the Holders (or any one or more of them) knew or should have known of the existence of such Default or Event of Default, or (b) to waive any Default occurring following the execution and delivery of this Amendment, whether under Section 10.4, Section 10.8, Section 10.11 or Section 10.12 or otherwise.


4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          To induce the Holders to enter into this Amendment No. 3 and to consent to the Amendments and Waivers, the Company represents and warrants as follows:

          4.1. ORGANIZATION AND EXISTENCE.

          The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Utah and has the requisite corporate power and authority to execute and deliver this Amendment No. 3 and to perform its obligations under this Amendment No. 3, the Amended Note Agreement and the Notes.

          4.2. ACTIONS PENDING.

          Except as disclosed on Schedule 4.2 hereto, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any court, arbitrator or administrative or governmental body that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          4.3. FINANCING DOCUMENTS AUTHORIZED; OBLIGATIONS ENFORCEABLE.

               (a) FINANCING DOCUMENTS ARE LEGAL AND AUTHORIZED. The execution and delivery by the Company of this Amendment No. 3, and compliance by the Company with all of the provisions of this Amendment No. 3, the Amended Note Agreement and the Notes, are within the corporate powers of the Company.

               (b) COMPANY OBLIGATIONS ARE ENFORCEABLE. The Company has duly authorized this Amendment No. 3 by all necessary action on its part. This Amendment No. 3 has been executed and delivered by one or more duly authorized officer of the Company, and each of this Amendment No. 3, the Amended Note Agreement and the Notes constitutes, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability thereof may be:

                    (i) limited by applicable bankruptcy, reorganization,
               arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors' rights generally; and

                    (ii) subject to the availability of equitable remedies.

          4.4. NO CONFLICTS.

          Neither the execution nor delivery of this Amendment No. 3, nor fulfillment of nor compliance with the terms and provisions of this Amendment No. 3, the Amended Note Agreement and the Notes will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except Liens permitted by Section 10.3 of the Existing Note Agreement) upon any of the Properties of the Company or any of its Subsidiaries pursuant to, the charter or bylaws of the Company or any of its Subsidiaries, any award of any arbitrator or any agreement (including any agreement with shareholders), instrument, order, judgment, decree, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject.

          4.5. GOVERNMENTAL CONSENT.

          Neither the execution and delivery of this Amendment No. 3, nor the performance by the Company of its obligations under this Amendment No. 3, the Amended Note Agreement and the Notes, is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental body on the part of the Company in connection with the execution and delivery of this Amendment No. 3 or fulfillment of or compliance with the terms and provisions of this Amendment No. 3, the Amended Note Agreement or of the Notes.

          4.6. FULL DISCLOSURE.

          This Amendment No. 3 and the documents, certificates or other writings delivered to the Holders by or on behalf of the Company in connection with the proposal and negotiation of the Amendments and Waivers, including, without limitation, all information provided pursuant to Section 7.1 of the Existing Note Agreement, taken as a whole, did not contain, as of its respective date of delivery, or now does not contain, any untrue statement of a material fact as of any such date or omitted or now omits to state any material fact necessary to make the statements contained therein and herein not misleading. There is no fact that the Company has not disclosed to the Holders in writing that has had or, so far as it can now reasonable foresee, could reasonably be expected to have a Material Adverse Effect.

          4.7. NO DEFAULTS.

          No event has occurred and no condition exists that, upon the execution and delivery of this Amendment No. 3 and the effectiveness of the Amendments and Waivers would constitute a Default or an Event of Default.

5. AMENDMENTS.

          5.1. AMENDMENTS TO EXISTING NOTE AGREEMENT AND EXISTING NOTES.

          Subject to Section 5.2, (a) the Existing Note Agreement is hereby amended as of April 15, 2002 in the manner specified in Part 1 of Exhibit A to this Amendment No. 3 and (b) the Existing Notes are hereby amended in the manner specified in Part 2 of Exhibit A (the foregoing referred to herein as the "AMENDMENTS").

          5.2. EFFECTIVENESS OF AMENDMENTS AND WAIVERS.

          The Waivers and Amendments of the Existing Note Agreement and the Existing Notes contemplated by Section 3.2, Section 5.1 and Exhibit A shall become effective only upon the satisfaction in full, on or prior to April 15, 2002, of the following conditions precedent (which date shall be referred to as the "AMENDMENT NO. 3 EFFECTIVE DATE"):

               (a) the Company and the Holders shall have executed and delivered a counterpart of this Amendment No. 3;

               (b) the representations and warranties set forth in Section 4 shall be true and correct as of the Amendment No. 3 Effective Date;

               (c) an amendment and restatement of the Intercreditor Agreement in form and substance acceptable to the Holders shall have been executed and delivered by all parties thereto and that all conditions precedent to the effectiveness of such amendment will be satisfied;

               (d) each Guarantor shall have executed and delivered the Guarantor Consent in respect of its obligations under the Subsidiary Guaranty and the other Financing Documents substantially in the form attached hereto as Exhibit B;

               (e) the Company shall have paid via wire transfer to the account of each Holder specified in Exhibit C attached hereto an amendment fee in the amount specified next to such Holder's name in said Exhibit C;1

__________

        1   The amendment fee will be $142,173.56.

               (f) the Company shall have authorized, by all necessary corporate approval, the execution and delivery of this Amendment No. 3 and the performance of all obligations of, and the satisfaction of all closing conditions set forth in this Section and the consummation of all transactions contemplated by this Amendment No. 3 by, the Company;

               (g) the Company shall have paid to each Holder accrued but unpaid interest on such Holder's Notes for the period March 1, 2002 through and including March 31, 2002, as such interest is determined in accordance with the Notes, as amended hereby;

               (h) the Company shall have paid to each Holder its pro rata share of the Restructuring Date Payment (as defined in Exhibit A attached hereto) together with accrued but unpaid interest on the amount of such payment for the period April 1, 2002 through and including April 15, 2002, as such interest is determined in accordance with the Notes, as amended hereby;

               (i) the Company shall have paid the fees and expenses of the Holders' special counsel as provided in Section 6; and

               (j) all proceedings taken in connection with this Amendment No. 3 and all documents and papers relating thereto shall be satisfactory to the Holders and the Holders' special counsel, and the Holders and the Holders' special counsel shall have received copies of such documents and papers as the Holders or the Holders' special counsel may reasonably request in connection herewith, including any legal opinions of counsel to the Company in respect of the transactions contemplated hereunder.

6. EXPENSES.

          Whether or not the Amendments and Waivers become effective, the Company will on the Amendment No. 3 Effective Date (or if an invoice is delivered subsequent to the Amendment No. 3 Effective Date or if the Amendments and Waivers do not become effective, promptly and in any event within 10 days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating to this Amendment No. 3, including, but not limited to, (a) the cost of reproducing this Amendment No. 3, any Financing Documents and any other documents delivered in connection herewith and (b) the reasonable fees and disbursements of the Holders' special counsel (namely, Bingham Dana LLP, or its successors or assigns) incurred in connection with the preparation, negotiation and delivery of the Financing Documents. Nothing in this Section 6 shall limit the Company's obligations under Section 15 of the Amended Note Agreement.

7. RELEASE

          The Company hereby expressly waives, releases and absolutely and forever discharges the Holders and their respective shareholders, directors, officers, employees and agents, and their heirs, personal representatives, successors and assigns, from any and all liability, claims, demands, damages, actions and causes of action that any of such Persons may now have, or have had prior to the date hereof arising out of or relating to the Amended Note Agreement and the Notes, the transactions contemplated thereby and any action or inaction of any of the above-named Persons with respect thereto.

8. MISCELLANEOUS.

          8.1. PART OF EXISTING NOTE AGREEMENT, FUTURE REFERENCES, ETC.

         Except as expressly amended by this Amendment No. 3, all terms, conditions and covenants contained in the Existing Note Agreement and the Existing Notes are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment No. 3 may refer to the Existing Note Agreement and the Existing Notes without making specific reference to this Amendment No. 3, but nevertheless all such references shall include this Amendment No. 3 unless the context otherwise requires.

          8.2. COUNTERPARTS; EFFECTIVENESS.

          This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment No. 3.

          8.3. SUCCESSORS AND ASSIGNS.

          All covenants and other agreements in this Amendment No. 3 by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any transferee of any Note) whether so expressed or not.

          8.4. NEW NOTES.

          The Company hereby covenants and agrees that upon the request of any Holder and the surrender of such Holder's Notes in the manner described in
Section 13.2 of the Amended Note Agreement, the Company shall issue, at the Company's expense, to such Holder new Notes in the manner provided therein to reflect the amendments identified herein to the Existing Notes.

          8.5. GOVERNING LAW.

          THIS AMENDMENT NO. 3 SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.



   [Remainder of page intentionally left blank. Next page is signature page.]

          If the Holders are in agreement with the foregoing, please so indicate by signing the agreement below on the accompanying counterpart of this Amendment No. 3 and return it to the Company, whereupon the foregoing shall become a binding agreement between the Holders and the Company.

                                            Very truly yours,

                                            SOS STAFFING SERVICES, INC.


                                            By:/s/ Kevin Hardy
                                               --------------------------
                                                Name:  Kevin Hardy
                                                Title: Chief Financial Officer





The foregoing Amendment No. 3 is
hereby accepted as of the
date first above written.

[HOLDERS]


 By: /s/ [Holders]
    ----------------------------
     Name:
     Title:

                                    EXHIBIT A
                                     PART 1

                      AMENDMENTS TO EXISTING NOTE AGREEMENT


1. Section 1.1 of the Existing Note Agreement is amended and restated in its entirety to read as follows:

               "SECTION 1.1 THE NOTES. The Company will authorize the issue and sale of $5,000,000 aggregate principal amount of its Senior Notes, Series A, due September 1, 2003 (the "SERIES A NOTES") and $30,000,000 of its Senior Notes, Series B, due September 1, 2008 (the "SERIES B NOTES") (the Series A Notes and the Series B Notes hereinafter are referred to collectively as the "NOTES," such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined). Each of the Series A Notes shall bear interest (a) from the date thereof to but excluding June 30, 2001 at the rate of 6.72% per annum, (b) from June 30, 2001 to but excluding April 1, 2002 at the rate of 8.72% per annum, (c) from April 1, 2002 to but excluding June 30, 2003 at the rate of 9.22% per annum and (d) on and from June 30, 2003 until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise) at the rate of 9.72% per annum. Each of the Series B Notes shall bear interest (a) from the date thereof to but excluding June 30, 2001 at the rate of 6.95% per annum, (b) from June 30, 2001 to but excluding April 1, 2002 at the rate of 8.95% per annum, (c) from April 1, 2002 to but excluding June 30, 2003 at the rate of 9.45% per annum and (d) on and from June 30, 2003 until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise) at the rate of 9.95% per annum. Interest on each Note shall be computed on the basis of a 360 day year of twelve 30 day months with such interest payable (i) prior to and including March 1, 2002, semiannually, on the 1st day of March and September in each year, commencing with March 1, 1999 and (ii) at all times after March 1, 2002, monthly on the first day of each month, commencing April 1, 2002, until the principal hereof shall have become due and payable. Notwithstanding the foregoing, the Company shall pay interest on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount at the Default Rate in accordance with the Notes. The Series A Notes shall be substantially in the form set out in Exhibit 1(a) and the Series B Notes shall be substantially in the form set out in Exhibit 1(b), with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement."

2. After giving effect to the Amendment provided for in paragraph 1 of this Exhibit A, each reference in the Existing Note Agreement and each other Financing Document to "8.72%" with respect to the interest rate per annum of the Senior Notes, Series A, is hereby deleted and there is substituted therefor (a) from April 1, 2002 to but excluding June 30, 2003, "9.22%" and
     (b) on and from June 30, 2003 until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise), "9.72%."

3. After giving effect to the Amendment provided for in paragraph 1 of this Exhibit A, each reference in the Existing Note Agreement and each other Financing Document to "8.95%" with respect to the interest rate per annum of the Senior Notes, Series B, is hereby deleted and there is substituted therefor (a) from April 1, 2002 to but excluding June 30, 2003, "9.45%" and
     (b) on and from June 30, 2003 until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise), "9.95%."

4. After giving effect to the Amendment provided for in paragraph 1 of this Exhibit A, the Notes that are currently outstanding shall bear interest at the rates as specified in paragraph 1 of this Exhibit A, payable as provided in paragraph 1 hereof, without any need to surrender or exchange such Notes for new Notes reflecting the Amendments contemplated by Amendment No. 3; PROVIDED, however, that (a) any Senior Note, Series A, issued after the Amendment No. 3 Effective Date shall be in the form of
     Exhibit 1.1(a) attached hereto; and (b) any Senior Note, Series B, issued after the Amendment No. 3 Effective Date shall be in the form of Exhibit 1.1(b) attached hereto.

5. Section 7.1 is amended by deleting clause (a) thereof and substituting the following in lieu thereof:

               "(a) MONTHLY STATEMENTS - within 30 days after the end of each fiscal month of the Company, duplicate copies of:

                    (i) the consolidated balance sheet of the Company and its
               Subsidiaries as at the end of such month,

                    (ii) the consolidated statements of income of the Company
               and its Subsidiaries for such month and for the portion of the Company's fiscal year ending with such month, and

                    (iii) changes in cash flows of the Company and its
               Subsidiaries for the portion of the fiscal year ending with such month,

         setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year and, commencing with the monthly financial statements provided for the month of April 2002 pursuant to this Section 7.1(a), including a monthly and year-to-date comparison with forecasts provided to the holders of Notes for such periods including, without limitation, pursuant to Section 7.1(g) below, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year end adjustments."

6. Section 7.1 of the Existing Note Agreement is hereby amended by deleting the reference to "and" at the end of the last line of subparagraph (f) thereof, deleting subparagraph (g) thereof and adding the following subparagraphs (g), (h) and (i), respectively, in lieu thereof immediately following existing subparagraph (f) of said Section 7.1:

                    "(g) FINANCIAL PROJECTIONS -- no later than November 30,
               2002, a forecast, by month, in form and detail satisfactory to the Required Holders, projecting revenue, expenses and other financial information for the fiscal year of the Company commencing January 1, 2003;

                    (h) ACCOUNTS RECEIVABLE REPORT - promptly, and in any event no later than 30 days following the last day of each fiscal month of the Company, an accounts receivable aging report in form and detail satisfactory to the Required Holders; and

                    (i) REQUESTED INFORMATION - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes and the Other Agreements or the ability of any Guarantor to perform its obligations under the Subsidiary Guaranty as from time to time may be reasonably requested by any such holder of Notes."

7. Section 7.3 of the Existing Note Purchase Agreement is hereby amended and restated in its entirety to read as follows:

               "SECTION 7.3 INSPECTIONS; FINANCIAL ADVISOR.

                    (a) The Company shall, and shall cause its Subsidiaries, to permit the holders of Notes, by their respective representatives and agents, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, to conduct audits of the Collateral at the Company, including, without limitation, the accounts receivable of the Company, and to discuss their respective affairs, finances and accounts with their respective officers and, if a Default or Event of Default has occurred, with their independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested; PROVIDED, however, that, so long as no Default or Event of Default has occurred and is continuing, the Company shall not be obligated to pay for costs and expenses incurred in connection with more than one such audit during any consecutive six-month period ; and

                    (b) In the event that the Company fails to comply with any one or more of Section 10.4, Section 10.7, Section 10.8 and
               Section 10.12, the Required Holders may, at their discretion and at the expense of the Company (and without limiting any other rights provided hereunder or in any other Financing Document, including clause (a) above), retain a financial advisor to advise the holders of Notes and, at the discretion of the Required Holders, the Company with respect to the affairs of the Company and its Subsidiaries and such other matters as the Required Holders may require and on terms acceptable to the Required Holders in their sole discretion, including, without limitation, a review of the Company's financial projections provided pursuant to Section 7.1(g). Nothing contained in this Section 7.3(b) shall in any manner or to any extent constitute any agreement by the holders of Notes to waive any Default or Event of Default under this Agreement at any time."


8. Section 8.1 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

                    "SECTION 8.1 REQUIRED PREPAYMENTS.

                    (a) SCHEDULED PREPAYMENTS. On September 1, 2003, the Company
               will pay all of the principal amount of the Series A Notes remaining, if any. On September 1, 2003, the Company will pay $6,047,880.79 of the principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium. On September 1, 2004 and on each September 1 thereafter to and including September 1, 2008 the Company will pay $4,285,714.29 of the principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium. The Company will pay all of the principal amount of the Series B Notes remaining, if any, on September 1, 2008. Upon any partial prepayment of any series of the Notes pursuant to Section 8.1(b), Section 8.1(c),
               Section 8.1(d), Section 8.1(e), Section 8.1(f), Section 8.1(g),
               Section 8.1(h) or Section 8.2 or purchase of any series of the Notes permitted by Section 8.5 the principal amount of each required prepayment of any series of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be applied to the then remaining required principal payments in the inverse order of their maturities.

                    (b) CHANGE OF CONTROL. Upon the occurrence of a Change in
               Control, any holder, by written notice to the Company, may require, and upon receipt of such written notice, the Company shall, prepay the entire outstanding principal amount of the Notes held by such holder, plus the Make-Whole Amount determined for the prepayment date (calculated, with respect to the Series A Notes, as though such Notes bore interest at all relevant times at the rate equal to 6.72% per annum and calculated, with respect to the Series B Notes, as though such Notes bore interest at all relevant times at the rate equal to 6.95% per annum) with respect to such principal amount, together with all accrued and unpaid interest on such principal amount and all other sums which then are due and payable pursuant to this Agreement, the Other Agreements and the Subsidiary Guaranty. Two days prior to such prepayment, the Company shall deliver to such holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount (with the adjustment noted herein) as of the specified preparation date.

                    (c) TRANSFER OF PROPERTY. Upon the sale, transfer or other disposition (other than a Change in Control) (herein a "Transfer") of any Property of the Company or any of its Subsidiaries (excluding sales of inventory of the Company and its Subsidiaries in the ordinary course of business) on or after June 30, 2001 for total consideration which, when taken together with the total consideration received in respect of each other sale, transfer or disposition during any immediately preceding period of 12 months, exceeds 10% of the Company's Total Assets at such time, there shall be come due and payable, and the Company shall pay to the holders of the Notes, as prepayment of the Notes, a principal amount of Notes equal to the Holders' Allocated Share of the Net Cash Proceeds of such Transfer, together with interest accrued with respect of such principal amount and in connection with such prepayment shall deliver to each holder of Notes a MWA
               Note in a principal amount equal to the amount of such Make-Whole Amount due in respect thereof; PROVIDED, however, upon such Transfer of any Property of the Company or any of its Subsidiaries (excluding sales of inventory of the Company and its Subsidiaries in the ordinary course of business) on or after June 30, 2001 for total consideration which, when taken together with the total consideration received in respect of each other sale, transfer or disposition during any immediately preceding period of 12 months, is greater than $100,000 but equal to or less than 10% of the Company's Total Assets at such time, there shall be come due and payable, and the Company shall pay to the holders of the Notes, as prepayment of the Notes, a principal amount of Notes equal to the Holders' Allocated Share of the Net Cash Proceeds of such Transfer, together with interest accrued with respect of such principal amount but without a Make-Whole Amount. Any required prepayment pursuant to this clause (c) shall be delivered to the Collateral Agent for distribution in accordance with the provisions of the Intercreditor Agreement. The principal amount of any prepayment pursuant to this clause (c) shall be allocated as provided in Section 8.3.

                    (d) ISSUANCE OF EQUITY SECURITIES. Upon the issuance on or after June 30, 2001 of equity securities of the Company or any of its Subsidiaries (other than securities issued as payment in kind for cash amounts otherwise payable on account of outstanding debt or equity securities), there shall be come due and payable, and the Company shall pay to the holders of the Notes, as prepayment of the Notes, a principal amount of Notes equal to the Holders' Allocated Share of the Net Cash Proceeds of such issuance, together with interest accrued with respect of such principal amount and in connection with such prepayment shall deliver to each holder of Notes a MWA Note in a principal amount equal to the amount of such Make-Whole Amount due in respect thereof. Any required prepayment pursuant to this clause (d) shall be delivered to the Collateral Agent for distribution in accordance with the provisions of the Intercreditor Agreement. The principal amount of any prepayment pursuant to this clause (d) shall be allocated as provided in Section 8.3.

                    (e) RESTRUCTURING PAYMENTS. On April 15, 2002, the Company
               will pay $687,000 of the principal amount of the Notes, to be applied PRO RATA among all Notes then outstanding, without regard to Series, at par and without payment of the Make-Whole Amount or any premium (the "RESTRUCTURING DATE PAYMENT"). On September 15, 2002, the Company will pay $1,030,500 of the principal amount (or such lesser principal amount as shall then be outstanding) of the Notes then outstanding, without regard to Series, to be applied PRO RATA among all Notes, at par and without payment of the Make-Whole Amount or any premium (the "SEPTEMBER 2002 PAYMENT"). On December 15, 2002, the Company will pay $1,226,785.72 of the principal amount (or such lesser principal amount as shall then be outstanding) of the Notes, to be applied PRO RATA among all Notes then outstanding, without regard to Series, at par and without payment of the Make-Whole Amount or any premium (the "DECEMBER 2002 PAYMENT").

                    (f) TAX REFUNDS OR REPAYMENTS. Upon receipt by the Company or any of its Subsidiaries of any federal, state, or local tax refund or repayment, the Company, there shall become due and payable, and the Company shall pay to the holders of the Notes, as prepayment of the Notes, a principal amount of Notes equal to the Holders' Allocated Share of such tax refund or repayment (PROVIDED, however, that notwithstanding the foregoing, upon receipt by the Company of the Federal Net Loss Carry Back Refund, and if, but only if, there has not occurred and is continuing a Default or an Event of Default, the Company shall be permitted to retain and utilize for working capital purposes that amount of the Federal Net Loss Carry Back Refund equal to the lesser of (x) $2,000,000 or (y) fifty percent (50%) of such the Federal Net Loss Carry Back Refund), together with interest accrued with respect of such principal amount. Any required prepayment pursuant to this clause (f) shall be delivered to the Collateral Agent for distribution in accordance with the provisions of the Intercreditor Agreement. The principal amount of any prepayment pursuant to this clause (f) shall be allocated as provided in
               Section 8.3.

                    (g)INSURANCE PROCEEDS. Upon the receipt by the Company or
               any of its Subsidiaries of any proceeds or any property damage or casualty insurance not used to reimburse the Company or such Subsidiary for the costs and expenses associated with the reasonable, prompt and businesslike repair or replacement of the Property damaged or destroyed and upon receipt by the Company or any of its Subsidiaries of any condemnation or other taking of its or their Property, there shall become due and payable, and the Company shall pay to the holders of the Notes, as prepayment of the Notes, a principal amount of Notes equal to the Holders' Allocated Share of such insurance or condemnation proceeds, together with interest accrued with respect of such principal amount. Any required prepayment pursuant to this clause (g) shall be delivered to the Collateral Agent for distribution in accordance with the provisions of the Intercreditor Agreement. The principal amount of any prepayment pursuant to this clause
               (g) shall be allocated as provided in Section 8.3.

                    (h) BANK REFINANCING. Upon the occurrence of a Bank
               Refinancing, any holder, by written notice to the Company, may require, and upon receipt of such written notice, the Company shall, prepay the entire outstanding principal amount of the Notes held by such holder, plus the Make-Whole Amount determined for the prepayment date (calculated, with respect to the Series A Notes, as though such Notes bore interest at all relevant times at the rate equal to 6.72% per annum and calculated, with respect to the Series B Notes, as though such Notes bore interest at all relevant times at the rate equal to 6.95% per annum) with respect to such principal amount, together with all accrued and unpaid interest on such principal amount and all other sums which then are due and payable pursuant to this Agreement, the Other Agreements and the Subsidiary Guaranty. Two days prior to such prepayment, the Company shall deliver to such holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount (with the adjustment noted herein) as of the specified preparation date."

9. Section 8.2 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

                    "8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT AND
               OPTIONAL PREPAYMENT UPON REFINANCING WITHOUT MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount; PROVIDED, however, notwithstanding anything to the contrary in this Section 8.2, on or before September 1, 2003, the Company may, concurrently with a Refinancing, at its option and upon notice as provided below, prepay 100%, but not less than 100%, of the aggregate principal amount of the Notes then outstanding, together with interest accrued with respect of such principal amount and without the Make-Whole Amount due in respect thereof. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and, where a Make-Whole Amount is required to be paid, shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Where a Make-Whole Amount is required to be paid, two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified preparation date."

10. Section 8.7 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

                    "SECTION 8.7. SUPPLEMENTAL NOTE FEE. The Company hereby
               agrees to pay to the holders of the Notes a supplemental note fee in the amount of $250,000 (the "Supplemental Note Fee"), which Supplemental Note Fee shall be irrevocably deemed fully earned by the holders of the Notes who are holders of the Notes as of the Amendment No. 3 Effective Date and shall be due and payable in full by the Company to such holders of the Notes (or their successors or assigns) on September 1, 2003; provided, however, that if the Company shall have prepaid all of the principal amount of the Notes PLUS, interest accrued with respect of such principal amount PLUS, if any Make-Whole Amount is due and payable hereunder, the Make-Whole Amount (including the principal amount of any MWA Note) determined for the payment date with respect to such principal amount, on or before September 1, 2003, the obligation of the Company to pay the Supplemental Note Fee shall automatically be deemed cancelled by the holders of the Notes."

11. Section 9 of the Existing Note Agreement is hereby amended by adding the following Section 9.8 immediately following the existing Section 9.7:

               "SECTION 9.8. RETENTION OF INVESTMENT BANKER. On or before January 31, 2003 the Company shall retain an investment banking firm reasonably satisfactory to the Required Holders (the "Investment Banker") to work with the Company's management towards a refinancing, restructuring or recapitalization of the Company (such refinancing, restructure or recapitalization being referred to herein as the "Recapitalization Transaction") with the goal of repayment of the Bank Credit Obligations and the Senior Note Obligations in full on or before September 1, 2003. The Company shall cause an offering memorandum for the Recapitalization Transaction to be prepared and distributed no later than April 30, 2003 and shall have obtained a firm commitment or signed letter of intent to consummate the Recapitalization Transaction in form and substance reasonably satisfactory to the Required Holders no later than July 31, 2003. The Company shall organize and participate in monthly status conferences among the Required Holders and the Investment Banker and cause the Investment Banker to provide no less frequently than monthly a status report in detail satisfactory to the Required Holders concerning the progress of the Recapitalization Transaction, including, without limitation, information as to who has been provided with the offering memorandum and the status of responses with respect thereto. The Company acknowledges that the holders of Notes have specifically relied upon the agreements of the Company with respect to the Recapitalization Transaction described above and that the failure of the Company to timely comply with such agreements shall, at the option of the Required Holders, constitute an Event of Default under and for all purposes of this Agreement, the Other Agreements and the other Financing Documents."

12. Section 10.4 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

               "SECTION 10.4. LIMITATION ON TOTAL INDEBTEDNESS. The Company will not, as of the last day of each fiscal quarter of the Company, permit the RATIO of Consolidated Total Debt at such time TO Consolidated Adjusted EBITDA for the period of four consecutive fiscal quarters ending on such date, to exceed:

                 FOR FISCAL QUARTERS ENDING:           MAXIMUM PERMITTED RATIO

                 March 2002                                    7.05:1.00
                 June 2002                                     8.60:1.00
                 September 2002                                9.10:1.00
                 December 2002                                 7.85:1.00
                 March 2003                                    6.30:1.00
                 June 2003                                     5.30:1.00
                 September 2003                                4.35:1.00
                 December 2003 and for all fiscal              3.40:1.00"
                 quarters ending thereafter


13. Section 10 of the Existing Note Agreement is hereby amended by adding the following Section 10.7 immediately following the existing Section 10.6:

               "SECTION 10.7. CUMULATIVE EBITDA. The Company will not, determined as of the last day of each fiscal month of the Company, permit the Consolidated EBITDA for the period of 12 consecutive months then ending (PROVIDED, HOWEVER, that with respect to each month ended on or before December 31, 2002, such trailing period will be limited to year-to-date 2002) to be less than the amount specified opposite such month below:

                 FOR FISCAL MONTH:                           MINIMUM EBITDA

                 March 2002                                    $50,000
                 April 2002                                    $170,000
                 May 2002                                      $385,000
                 June 2002                                     $960,000
                 July 2002                                     $1,350,000
                 August 2002                                   $1,955,000
                 September 2002                                $2,785,000
                 October 2002                                  $3,445,000
                 November 2002                                 $3,840,000
                 December 2002                                 $4,345,000
                 January 2003                                  $4,540,000
                 February 2003                                 $4,875,000
                 March 2003                                    $5,450,000
                 April 2003                                    $5,800,000
                 May 2003                                      $6,150,000
                 June 2003                                     $6,635,000
                 July 2003                                     $6,995,000
                 August 2003                                   $7,375,000
                 September 2003                                $7,805,000
                 October 2003                                  $8,165,000
                 November 2003                                 $8,450,000
                 December 2003                                 $8,750,000
                 For all fiscal months thereafter              $8,750,000"

14. Section 10.8 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

               "SECTION 10.8. FIXED CHARGE COVERAGE RATIO. The Company will not, determined as of the last day of each fiscal quarter of the Company, permit the RATIO of Consolidated Earnings Available for Fixed Charges for the four consecutive fiscal quarter period ending on such date TO Consolidated Fixed Charges for such period, to be less than:

                 FOR FISCAL QUARTERS ENDING:             MINIMUM REQUIRED RATIO

                 March 2002                                      1.50:1.00
                 June 2002                                       1.20:1.00
                 September 2002                                  1.10:1.00
                 December 2002                                   1.10:1.00
                 March 2003                                      1.30:1.00
                 June 2003                                       1.50:1.00
                 September 2003                                  1.75:1.00
                 December 2003 and for all fiscal                1.90:1.00"
                 quarters ending thereafter

15.  Section 10 of the Existing Note Agreement is hereby amended by deleting
     Section 10.11.

16. Section 10 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

               "SECTION 10.12. INTEREST COVERAGE RATIO. The Company will not permit the Interest Coverage Ratio determined as of the last day of each fiscal quarter of the Company to be less than:

                 FOR FISCAL QUARTERS ENDING:             MINIMUM REQUIRED RATIO

                 March 2002                                      2.10:1.00
                 June 2002                                       1.50:1.00
                 September 2002                                  1.25:1.00
                 December 2002                                   1.35:1.00
                 March 2003                                      1.75:1.00
                 June 2003                                       2.25:1.00
                 September 2003                                  2.70:1.00
                 December 2003 and for all fiscal                3.05:1.00"
                 quarters ending thereafter


17. Section 11 of the Existing Note Agreement is hereby amended by (i) substituting the "." at the end of clause (j) thereof with "; or" and (ii) adding the following as clause (k) thereof immediately following clause (j) thereof:

               "(k) if the Company, the Banks (as defined in the Intercreditor Agreement) or the Bank Agent (as defined in the Intercreditor Agreement) shall fail to observe or perform any term or condition of the Intercreditor Agreement or shall attempt to rescind or revoke the Intercreditor Agreement as to future transactions or otherwise."

18. The following definitions are hereby added to Schedule B of the Existing Note Agreement in their respective alphabetical order thereof to read as follows:

               "BANK CREDIT OBLIGATIONS" has the meaning ascribed to such term in the Intercreditor Agreement.

               "BANK REFINANCING" means any financial transaction pursuant to which the existing Lenders' commitment to lend under the Bank Credit Agreement is terminated.

               "DECEMBER 2002 PAYMENT" has the meaning ascribed to such term in
          Section 8.1(e) hereof.

               "FEDERAL NET LOSS CARRY BACK REFUND" means the federal net loss carry back tax refund that the Company expects to receive during 2002 in respect of the Company's 1996 and 1997 fiscal year tax payment.

               "INVESTMENT BANKER" has the meaning ascribed to such term in
          Section 9.8 hereof.

               "MWA NOTE" means, at any time and from time to time, a note substantially in the form of EXHIBIT D attached hereto, payable to the holder of Notes in a principal amount equal to the Make-Whole Amount due to such holder at such time.

               "RECAPITALIZATION TRANSACTION" has the meaning ascribed to such term in Section 9.8 hereof.

               "RESTRUCTURING DATE PAYMENT" has the meaning ascribed to such term in Section 8.1(e) hereof.

               "SENIOR NOTE OBLIGATIONS" has the meaning ascribed to such term in the Intercreditor Agreement.

               "SEPTEMBER 2002 PAYMENT" has the meaning ascribed to such term in
          Section 8.1(e) hereof.

19. The following definitions in the Existing Note Agreement are hereby amended and restated in their entirety to read as follows:

               "DEFAULT RATE" means the rate of interest from time to time that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the Notes in effect at such time or (ii) 2.0% over the rate of interest publicly announced by The First National Bank of Chicago from time to time in Chicago, Illinois as its "base" or "prime" rate.

               "EBITDA" means, for any period and with respect to any Person and all such Person's Subsidiaries on a consolidated basis, (i) Consolidated Net Income for such period taken as a single accounting period, plus (ii) depreciation, depletion and amortization expense for such period, plus (iii) federal, state and local income (or equivalent) taxes paid or accrued for such period, plus (iv) total interest expense for such period (including amortization of capitalized Indebtedness issuance costs), whether paid or accrued (including the interest component of Capitalized Leases), including all commissions, discounts and other fees and charges owed with respect to letters of credit, plus (v) extraordinary, unusual or non-recurring losses and non-cash charges for any disposition of businesses or early extinguishment of Indebtedness for such period and restructuring charges including, but not limited to, severance costs and expenses associated with office closures including remaining lease obligations and reasonable expenses of the Investment Banker retained pursuant to Section 9.8, minus (vi) extraordinary, unusual or nonrecurring gains for such period, in each case determined in accordance with GAAP and, in the case of clauses (ii) through (vi), to the extent included in the determination of net earnings (or loss) for such period.

               "HOLDER'S ALLOCATED SHARE" means the aggregate principal amount that the holders of Notes would be entitled to receive from the Collateral Agent in accordance with the Intercreditor Agreement.

               "INTERCREDITOR AGREEMENT" means that certain Amended and Restated Intercreditor Agreement, dated as of April 15, 2002 (as amended, restated, supplemented or otherwise modified from time to time), by and among the Administrative Agent, for and on behalf of the Lenders, the holders of the Notes and the Collateral Agent, and acknowledged and agreed to by the Company and its Subsidiaries.

20. The definition of "Indebtedness" in the Existing Note Purchase Agreement is hereby amended by deleting clause (e) thereof and substituting the following clause (e) in lieu thereof:

               "(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money); and"

21. The Existing Note Agreement is amended by deleting therefrom the current forms of Exhibit 1.1(a), Exhibit 1.1(b) and Exhibit 1.1(c) thereto and replacing them with Exhibit 1.1(a), Exhibit 1.1(b) and Exhibit 1.1(c), respectively, attached hereto.

                                    EXHIBIT A
                                     PART 2

                               AMENDMENTS TO NOTES

1. The Series A Notes outstanding on the Amendment No. 3 Effective Date are hereby, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in Exhibit 1.1(a) attached hereto (except that the principal amount and the payee of each Note shall remain unchanged). Any Series A
     Note issued on or after the Amendment No. 3 Effective Date shall be in the form of Exhibit 1.1(a) attached hereto.

2. The Series B Notes outstanding on the Amendment No. 3 Effective Date are hereby, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in Exhibit 1.1(b) attached hereto (except that the principal amount and the payee of each Note shall remain unchanged). Any Series B
     Note issued on or after the Amendment No. 1 Effective Date shall be in the form of Exhibit 1.1(b) attached hereto.

                                                                 EXHIBIT 1.1(a)
                              FORM OF SERIES A NOTE

                           SOS STAFFING SERVICES, INC.

                  SENIOR NOTE, SERIES A, DUE SEPTEMBER 1, 2003


No.[__________]                                             September 1, 1998
$[_______________]                                          PPN  [__________]

FOR VALUE RECEIVED, the undersigned, SOS STAFFING SERVICES, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Utah, hereby promises to pay to [_______________], or registered assigns, the principal sum of [___________________] DOLLARS ($_________) on September 1,
2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of (1) 6.72% per annum from the date thereof to but excluding June 30, 2001, (2) 8.72% per annum on and from June 30, 2001, (3) 9.22% per annum on and from April [1], 2002 and (4) 9.72% per annum on and from July 1, 2003 until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise), such interest payable (i) prior to and including March 1, 2002, semiannually, on the 1st day of March and September in each year, commencing with March 1, 1999 and (ii) at all times after March 1, 2002, monthly on the first day of each month, commencing April 1, 2002, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the interest rate in effect pursuant to clause (a) at such time or (ii) 2.0% over the rate of interest publicly announced by The First National Bank of Chicago from time to time in Chicago, Illinois as its "base" or "prime" rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place designated in Section 14 of the Note Purchase Agreement or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated September 1, 1998 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
Section 6.2 of the Note Purchase Agreements.

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise. The Note is subject to prepayment.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                           SOS STAFFING SERVICES, INC.



                                           By:
                                              ------------------------------
                                              Name:
                                              Title:

                                                                  EXHIBIT 1.1(b)

                              FORM OF SERIES B NOTE

                           SOS STAFFING SERVICES, INC.

                  SENIOR NOTE, SERIES B, DUE SEPTEMBER 1, 2008


No.[__________]                                             September 1, 1998
$[_______________]                                           PPN  [_________]

FOR VALUE RECEIVED, the undersigned, SOS STAFFING SERVICES, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Utah, hereby promises to pay to [_______________], or registered assigns, the principal sum of [__________________] DOLLARS ($___________) on September 1,
2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of (1) 6.95% per annum from the date thereof to but excluding June 30, 2001 and (2) 8.95% per annum on and from June 30, 2001, (3) 9.45% per annum on and from April [1], 2002 and (4) 9.95% per annum on and from July 1, 2003 until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise), such interest payable (i) prior to and including March 1, 2002, semiannually, on the 1st day of March and September in each year, commencing with March 1, 1999 and (ii) at all times after March 1, 2002, monthly on the first day of each month, commencing April 1, 2002, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 2% over the interest rate in effect pursuant to clause (a) at such time or (ii) 2.0% over the rate of interest publicly announced by The First National Bank of Chicago from time to time in Chicago, Illinois as its "base" or "prime" rate.

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at such place designated in Section 14 of the Note Purchase Agreement or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated September 1, 1998 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in
Section 6.2 of the Note Purchase Agreements.

This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise. The Note is subject to prepayment.

If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                          SOS STAFFING SERVICES, INC.



                                          By:
                                             --------------------------------
                                             Name:
                                             Title:

                                                                   EXHIBIT B

                           [FORM OF GUARANTOR CONSENT]

Dated:  As of April 15, 2002

Reference is made to those certain Note Purchase Agreements, dated as of September 1, 1998 (as in effect immediately prior to giving effect to the amendments provided for in Amendment No. 3 (defined below), collectively, the "Existing Note Agreement"), between SOS STAFFING SERVICES, INC., a Utah corporation (the "Company"), and each of the purchasers of Notes identified therein (the "Holders") whereby $5,000,000 aggregate principal amount of Senior Notes, Series A, due September 1, 2003 and $30,000,000 aggregate principal amount of Senior Notes, Series B, due September 1, 2008 (such Notes as in effect immediately prior to giving effect to the amendments provided for by this Amendment No. 3, the "Existing Notes") of the Company have been issued to Holders and are currently outstanding. The Existing Note Agreement and the Existing Notes are being amended pursuant to the Amendment No. 3 to Note Purchase Agreement, dated as of April 15, 2001, among the Company and the Holders (the "Amendment No. 3"). The Existing Note Agreement as amended by Amendment No. 3 and as may be further amended, restated or otherwise modified from time to time is herein called the "Note Agreement." Capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Amendment No. 3.

Each of the undersigned guarantors (each, a "Guarantor") is a party to the Subsidiary Guaranty (the "Guaranty") and certain other Financing Documents, in each case, entered into in connection with the Existing Note Agreement and the Existing Notes. Each Guarantor hereby consents to the execution and delivery by the Company of the Amendment No. 3 and the Amendments and Waivers specified therein and acknowledges and affirms all of its obligations under the terms of the Guaranty and each other Financing Document to which it is a party.

   [Remainder of page intentionally left blank. Next page is signature page.]

IN WITNESS WHEREOF, each Guarantor has caused this Guarantor Consent to be executed on its behalf, as of the date first above written, by one of its duly authorized officers.



                                         INTELIANT CORPORATION



                                         By:
                                            -----------------------------
                                            Name:
                                            Title:

                                         SERVCOM STAFF MANAGEMENT, INC.



                                         By:
                                            -----------------------------
                                            Name:
                                            Title:


                                         SOS COLLECTION SERVICES, INC.



                                         By:
                                            ------------------------------
                                            Name:
                                            Title:


                                         DEVON & DEVON PERSONNEL SERVICES, INC.



                                         By:
                                            -------------------------------
                                            Name:
                                            Title:

                                                                   EXHIBIT C

                            AMENDMENT FEE INFORMATION

                           [To be provided by Company]

                                                                   EXHIBIT D

                               [FORM OF MWA NOTE]


                           SOS STAFFING SERVICES, INC.

                        SENIOR NOTE DUE SEPTEMBER 1, 2003



No.[__________]                                              September 1, 2003
$[_______________]                                       PPN  [To be obtained]

          FOR VALUE RECEIVED, the undersigned, SOS STAFFING SERVICES, INC. (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Utah, hereby promises to pay to [_______________], or registered assigns, the principal sum of [___________________] DOLLARS ($_________) on September 1, 2003, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of [(1) 9.22% per annum on and from April [1], 2002 and (2) 9.72% per annum on and from July 1, 2003] [(1) 9.45% per annum on and from April [1], 2002 and
(2) 9.95% per annum on and from July 1, 2003]2 until such Note shall become due and payable in accordance with the terms thereof and hereof (whether at maturity, by acceleration or otherwise), such interest payable at maturity (whether by acceleration or otherwise), and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest, at a rate per annum from time to time equal to the greater of (i) 2% over the interest rate in effect pursuant to clause (a) at such time or (ii) 2.0% over the rate of interest publicly announced by The First National Bank of Chicago from time to time in Chicago, Illinois as its "base" or "prime" rate.

______________

         2 THE INTEREST RATE OF THE MWA NOTE WILL BE DETERMINED BY THE SERIES OF NOTE TO WHICH THE MAKE-WHOLE AMOUNT IS APPLICABLE.


          Payments of principal of, and interest on, this Note are to be made in lawful money of the United States of America at such place designated in Section 14 of the Note Purchase Agreement or at such other place as the Company shall have designated by written notice to the holder of this Note.

          This Note is one of a series of Senior Notes (herein called the "NOTES") issued in connection with the separate Note Purchase Agreements, dated September 1, 1998 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.

          If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Note Purchase Agreements.

          This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                         SOS STAFFING SERVICES, INC.



                                         By:
                                            ------------------------------
                                            Name:
                                            Title:

                                                                 SCHEDULE 4.2


          On April 11, 2001, Royalty Carpet Mills, Inc. ("Royalty") filed a complaint against Inteliant for breach of contract for services to be provided by Inteliant and for professional negligence (the "Complaint") in the state of California. The Complaint requests unspecified damages, consequential damages, and attorneys' fees and costs. To date, Royalty has not quantified the precise amount of damages it is seeking from Inteliant, but has informed Inteliant that it will be seeking damages of approximately $1.9 million. Inteliant denies the allegations set forth in the Complaint and is seeking to recover in excess of $150,000 that Inteliant claims Royalty owes to Inteliant. The case is proceeding with discovery, with the trial currently set to commence in August 2002.

          Inteliant believes that it is insured against any potential liability for the claims filed by Royalty under its general liability coverage and has tendered defense of Royalty's lawsuit to its insurance carrier. While its insurance carrier has reserved its right to assert certain policy exclusions against Inteliant, which the insurance carrier contends exclude claims based upon (i) an express or implied warranty or guarantee, (ii) breach of contract with respect to any agreement to perform work for a specified fee, and (iii) claims for bodily injury or property damage, Inteliant presently believes that the claims asserted by Royalty against Inteliant are not only without merit, but that any judgment that potentially might be entered against Inteliant is covered in whole or in substantial part by its policy with the insurance carrier.

          There is no other pending litigation that the Company currently anticipates will have a material adverse effect on the Company's financial condition or results of operations.